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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN COLOR GRAPHICS ANNOUNCES REDEMPTION
OF 12 3/4% SENIOR SUBORDINATED NOTES DUE 2005

        BRENTWOOD, TN, JULY 3, 2003—American Color Graphics, Inc. announced today that it has called for redemption on August 2, 2003, all of its outstanding 12 3/4% Senior Subordinated Notes Due 2005. Holders of the Notes will receive a redemption price equal to 100 percent of the principal amount of each such Note, together with all accrued and unpaid interest thereon to August 2, 2003. On or after August 2, 2003, interest on the Notes will cease to accrue. The Bank of New York is Paying Agent for the redemption.

Forward-Looking Statements

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

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  EXHIBIT 99.1